EXHIBIT 1.A.(13)(rr)

[ ] Pruco Life Insurance Company
[ ] Pruco Life Insurance Company of New Jersey



Insured                                  Rider for Policy No.

_____________________________________    ______________________________________

SPECIAL PREMIUM REMITTANCE PLAN

Premiums are due monthly. They may be less than the smallest premium we normally permit; they are being paid under a special plan. If they are no longer to be paid under such a plan, we have the right to require that they be paid less often. If we do so: (1) we will apply the rules which we would have used had there been no special plan; and (2) we will give written notice.

                             RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT ON THE CONTRACT DATE

                             Signed for the Company,

                             By  /s/ SPECIMEN
                                 -------------------
                                     Secretary


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PLIY 40--84                                                    Printed in U.S.A.
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